[FRONT OF CERTIFICATE]


COMMON SHARES                                                     COMMON SHARES
$.01 PAR VALUE                                                    $.01 PAR VALUE

                       [Picture of doctor holding beaker,
                 businessman holding clipboard and nurse holding
                    caduceus, standing over urban landscape.]



THIS CERTIFICATE IS TRANSFERABLE                                  [CUSIP NUMBER]
 IN BOSTON OR IN NEW YORK CITY               SEE REVERSE FOR CERTAIN DEFINITIONS


                              HRPT PROPERTIES TRUST
                     A MARYLAND REAL ESTATE INVESTMENT TRUST


THIS CERTIFIES THAT

                                  --SPECIMEN--

IS THE REGISTERED
        HOLDER OF

      FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN

     [Superimposed over the following paragraph are the words "COMMON SHARES"] HRPT Properties trust (the "Trust"), a Maryland Real Estate Investment Trust established by Declaration of Trust made as of October 9, 1986, as amended from time to time, a copy of which, together with all amendments thereto (the "Declaration") is on file with the Maryland State Department of Assessments and Taxation. The provisions of the Declaration are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety, to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. See Reverse for Existence of Trustees' Authority to Determine Rights and Preferences of Subsequent Series of Stock, and of Redemption and Prohibition of Transfer Provisions Governing the Shares Represented by this Certificate. This certificate and the shares represented hereby are negotiable and transferable on the books of the Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed or assigned to the same extent as a stock certificate and the shares of a Maryland business corporation. This certificate is issued by the Trustees of HRPT Properties Trust, acting not individually but as such Trustees, and is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Trust and the facsimile signature of its duly authorized representative.

Dated:

Countersigned and Registered
     STATE STREET BANK AND TRUST COMPANY                            [Signature of David J. Hegarty]
                 (BOSTON)                       Transfer Agent
                                                and Registrar
By                                                                                    President and
                                         Authorized Signature               Chief Operating Officer


THE DECLARATION OF TRUST PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND NO TRUSTEE, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, IN CONNECTION WITH THIS INSTRUMENT. ALL PERSONS DEALING WITH THE TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR PAYMENT OF ANY SUM OR PERFORMANCE OF ANY OBLIGATION.

[The left side of the front of the Certificate contains a graphic design, at the top of which is a box labeled "NUMBER" and at the bottom of which is a facsimile of the Trust's seal and a box.]

[The right side of the front of the Certificate contains a graphic design, at the top of which is a box labeled "SHARES".]

                            [REVERSE OF CERTIFICATE]


                              HRPT PROPERTIES TRUST

REFERENCE IS MADE TO THE DECLARATION OF TRUST OF THE TRUST FOR A STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES THAT THE TRUST IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF ANY PREFERRED OR SPECIAL CLASS OR SERIES OF SHARES, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH STATEMENT SHALL BE FURNISHED WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED BY THE TRUST AND/OR THE TRANSFER THEREOF MAY BE PROHIBITED ALL UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM        -as tenants in common                    UNIF GIFT MIN ACT-_________Custodian__________
      TEN ENT        -as tenants by the entireties                                 (Cust)            (Minor)
      JT TEN         -as joint tenants with right                                 under Uniform Gifts to Minors
                      of survivorship and not as                                  Act_________________
                      tenants in common                                                  (State)

     Additional abbreviations may also be used though not in the above list


     For value received _______________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF NEW OWNER

     [Box]
          -------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint


__________________________________________________________________________ Attorney
to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated, _______________________

                   (Sign here) _________________________________________________
                               NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON
                               THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN HRPT PROPERTIES TRUST (THE "COMPANY") AND STATE STREET BANK AND TRUST COMPANY (THE "RIGHTS AGENT") DATED AS OF OCTOBER 17, 1994 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON, OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

                                      (ii)